UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

HUBSPOT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36680	20-2632791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Canal Park, Cambridge, Massachusetts		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 482-7768

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	HUBS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 5, 2026, HubSpot, Inc. (the “Company”) issued a press release announcing its financial results and other information for the quarter ended June 30, 2026. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information under this Item 2.02, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On August 3, 2026, the Company’s Board of Directors (the “Board”) unanimously approved an increase in the size of the Board to eleven (11) directors and the appointment of Gerald (“Jerry”) Dischler as a Class I director of the Company to fill the vacancy created by the increase in the size of the Board. The effective date of Mr. Dischler’s appointment was August 5, 2026. The term of the Company’s Class I directors, including Mr. Dischler, expires on the date of the Company’s 2027 annual meeting of stockholders, or upon the election and qualification of a successor director or until the earlier resignation, death or removal of a director in such class. Mr. Dischler will not initially join any committees of the Board.

Mr. Dischler’s compensation will be consistent with that provided to all of the Company’s non-employee directors pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy, which was filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended June 30, 2025. In addition, the Company will enter into an indemnification agreement with Mr. Dischler in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company.

There is no arrangement or understanding pursuant to which Mr. Dischler was appointed to the Board. There are no family relationships between Mr. Dischler and any director or executive officer of the Company, and Mr. Dischler has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On August 5, 2026, the Company issued a press release announcing Mr. Dischler’s appointment to the Board as described in Item 5.02(d) of this Current Report on Form 8-K. The full text of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On August 3, 2026, the Company’s Board authorized a share repurchase program for the repurchase of shares of the Company’s common stock in an aggregate amount of up to $1.0 billion (the “August 2026 Share Repurchase Program”) over a period of up to 24 months. All repurchases under the August 2026 Share Repurchase Program will be made in the open market, through privately negotiated transactions or other legally permissible means, including pursuant to 10b5-1 plans, and in compliance with applicable securities laws and other requirements. The August 2026 Share Repurchase Program will be funded using the Company's working capital. The timing, manner, price, and amount of the August 2026 Share Repurchase Program will be subject to the discretion of the Company’s management. The August 2026 Share Repurchase Program does not obligate the Company to acquire a specified number of shares, and may be suspended, modified, or terminated at any time, without prior notice.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of HubSpot, Inc. announcing financial results for the quarter ended June 30, 2026, dated August 5, 2026, furnished herewith
99.2	Press Release of HubSpot, Inc. announcing the appointment of director, dated August 5, 2026, furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HubSpot, Inc.

August 5, 2026	By:	/s/ Kate Bueker
Name: Kate Bueker
Title: Chief Financial Officer